SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  Form S-8 POS*

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                  Strategy International Insurance Group, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             TEXAS                                           161644353
---------------------------------                      -------------------
(State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                      Identification No.)

200 Yorkland Boulevard, Suite 200, Toronto, Ontario M2J 5C1
(Address of Principal Executive Offices)                          (Zip Code)


                            DEBT SETTLEMENT AGREEMENT
                            (Full title of the plan)

                              Anslow & Jaclin, LLP
                                Counselors At Law
                          4400 Route 9 South, 2nd Floor
                               Freehold, NJ 07728
                     (Name and address of agent for service)

                                 (732) 409-1212
     ---------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
--------------------- ------------------- -------------------------- -------------------------- ----------------------
                                          Proposed Maximum
Title of Securities   Amount to be        Offering Price per Share   Proposed Maximum           Amount of
to be Registered      Registered          (1) (2)                    Aggregate Offering Price   Registration Fee
--------------------- ------------------- -------------------------- -------------------------- ----------------------
Shares of common      50,000              US  $1.35                  $67,500                    $7.94
stock ($0.001 par
value)
--------------------- ------------------- -------------------------- -------------------------- ----------------------
(1) Pursuant to Rule 457,  estimated  solely for the purpose of calculating  the registration fee.
----------------------------------------------------------------------------------------------------------------------

(2) Based on the average of the closing price per share of the common stock as quoted on the NASD Over-the-Counter Bulletin Board on December 15, 2004. Part I Information Required in the Section 10(a) Prospectus

================================================================================


*THIS POST-EFFECTIVE AMENDMENT IS FILED TO INCLUDE EXHIBIT 10.1 (DEBT SETTLEMENT AGREEMENT), WHICH RELATES TO THE REGISTRATION STATEMENT. ALL OTHER INFORMATION CONTAINED IN THE S-8 FILED 12/29/2004 REMAINS THE SAME.


================================================================================

Part I Information Required in the Section 10(a) Prospectus
-----------------------------------------------------------
The Company is offering shares of its common stock to an individual person as compensation for services rendered to the Company. The Company has considered the value of the shares of common stock in relation to the value of the services rendered, and the Company's Board of Directors has, by resolution, determined to enter into the subject a Debt Settlement Agreement and has further agreed upon the number of shares to be issued to be commensurate with the services provided. The following individual is a natural person contracting with the Company to provide the consultancy/professional services; the number of shares adjacent to his name is indicative of the compensation to be received under the Debt Settlement Agreement:

            Name:                            Number of Shares to be issued:
            -----                            -----------------------------

         Alexander Stewart                           50,000


Part II Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement:

(a) Our quarterly reports on Form 10-QSB filed as follows: October 31, 2004 - filed on December 20, 2004; July 31, 2004 - filed on September 21, 2004.

(b) Our current report Form 8-K dated November 16, 2004, and filed on November 17, 2004.

(c) Our current report Form 8-K dated September 15, 2004, and filed on September 16, 2004.

(d) Our current report Form 8-K dated June 14, 2004, and filed on June 18, 2004, and amended and re-filed on August 30, 2004.

(e)  Our current report Form 8-K dated May 24, 2004, and filed on June 1, 2004.

(f) All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities and Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document or incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. All information in this Registration Statement is qualified in its entirety by the information and financial statements (including the notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.
The Registrant's Articles of Incorporation and Bylaws provide that the company shall indemnify any person, who was or is a party to a proceeding by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and may indemnify any person, who was or is a party to a proceeding by reason of the fact that he is or was an employee or agent of the Registrant or is or was serving at the request of the Registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the Registrant, in accordance with, and to the full extent permitted by law. Item 7. Exemption from Registration Claimed.

Not Applicable.
                                       3

Item 8. Exhibits.

Number   Description of Exhibit
------   ----------------------

5        Opinion  of  Jenkens &  Gilchrist  Parker  Chapin  LLP,  counsel to the
         Company.

23       Consent of Samuel Klein and Company, auditors to the Company.

99       Debt Settlement Agreement between Company and Alexander Stewart.


Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)      To file,  during  any  period  in which  the  Company  offers  or sells
         securities,   a  post-effective   amendment(s)  to  this   registration
         statement:

(a)      To  include  any  prospectus   required  by  Section  10(a)(3)  of  the
         Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(a) and 1(b) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by this paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the 1933 Act, each filing of the our annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by
Item 310(b) of Regulation S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of our annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If our last fiscal year has ended within 120 days prior to the use of the prospectus, our annual report for the preceding fiscal year may be delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each employee.

(7) To transmit or cause to be transmitted to all employees participating in the plans who do not otherwise receive such material as our stockholders, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                   Signatures
                                   ----------

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, in the Province of Ontario on December 22, 2004.

                  STRATEGY INTERNATIONAL INSURANCE GROUP, INC.

                           By:     /s/  Stephen Stonhill
                                   Stephen Stonhill, Chairman of the Board
                                   ---------------------------------------------
                                   Principal Executive Officer

                           By:     /s/  Ed Kruk
                                   ---------------------------------------------
                                   Ed Kruk
                                   Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                           Title                                    Date
---------                           -----                                    ----


/s/  Stephen Stonhill
--------------------------
Stephen Stonhill           Chairman of the Board/Principal            December 22, 2004
                           Executive Officer/Director


/s/  Ed Kruk
--------------------------
Ed Kruk                    Principal Financial Officer                December 22, 2004


/s/  Lennox Gibbs
--------------------------
Lennox Gibbs               Managing Director Global Operations/       December 22, 2004
                           Director


/s/  Hugh Forrest
--------------------------
Hugh Forrest               Chief Underwriting Officer/Director        December 22, 2004